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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   HEMAGEN DIAGNOSTICS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
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     and 0-11.
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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           IMPORTANT RECENT DEVELOPMENTS IN THE CONSENT SOLICITATION

                                                               September 8, 1999

Dear Fellow Hemagen Shareholders:

    There have been several material developments that may have a significant effect on the value of your Hemagen investment. ON FRIDAY, SEPTEMBER 3, WHEN THE PRICE OF HEMAGEN SHARES SOARED BETWEEN $1 3/16 AND $2 7/8, THE REDWOOD GROUP DECIDED TO BALE OUT OF THEIR INVESTMENT IN HEMAGEN. CAN YOU BELIEVE THAT THEY WANT TO CONTINUE THEIR CONSENT SOLICITATION TO TAKE CONTROL OF YOUR COMPANY WHEN THEY ONLY OWN APPROXIMATELY $200 WORTH OF HEMAGEN STOCK?

      IF THERE WAS EVER ANY QUESTION AS TO WHETHER THE REDWOOD GROUP WERE OPPORTUNISTS, THERE ISN'T ANY LONGER. THEY SOLD ALL BUT APPROXIMATELY $200 WORTH
        OF HEMAGEN AND THEY STILL WANT TO TAKE CONTROL OF YOUR COMPANY.

    According to a SEC filing, on September 3, 1999 the Redwood Group sold 562,527 shares of Hemagen at prices ranging from $1 3/16 to $2 1/8 per share. After these transactions THE REDWOOD GROUP OWNED ONLY 100 SHARES OF HEMAGEN, BUT THEY STILL WANT CONTROL OF YOUR COMPANY.

    There can no longer be a question that the Redwood Group are short term investors looking to line their own pockets and are not in it for the long haul. HELP US PUT A STOP TO THIS SELF-SERVING CONSENT SOLICITATION ONCE AND FOR ALL.

    Last week we wrote you about some of our short term initiatives planning to increase shareholder value. On Friday, September 3, we received approval from the Food and Drug Administration to market three new products. These approvals seemed to have a very positive effect on the price of Hemagen shares. We thought you would be interested in reading the following articles from Reuters and the Wall Street Journal:

    WALTHAM, Mass., Sept 3 (Reuters)--Shares of Hemagen Diagnostics Inc. (HMGN.O) doubled on Friday after the company announced it had won U.S. marketing approval for three kits designed to help diagnose a blood-clotting disorder known as Primary and Secondary Antiphospholipid Syndrome.

    Shares were up $1 to a year intraday high of $2 in heavy trading on the Nasdaq.

    The Waltham, Mass., company said the U.S. Food and Drug Administration had approved VIRGO (R) (beta)2 Glycoprotein I IgA Antibody Kit, the VIRGO (R) Glycoprotein I IgG Antibody Kit and the VIRGO (R) (beta)2 Glycoprotein I IgM Antibody Kit.

HEMAGEN DIAGNOSTICS, INC., 40 BEAR HILL ROAD, WALTHAM, MA
02451-1002  781-890-3766  FAX 781-890-3748  HTTP://WWW.HEMAGEN.COM
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    The company said the kits help diagnose the disorder, which can cause unusual clots anywhere in the body, posing possible threats to organs and also to the fetus during pregnancy. It is an autoimmune disease, meaning one in which a person's own immune cells run amok and attack normal cells in the body.

    Hemagen said it is also developing several other diagnostic tests for autoimmune disease, adding that, to date it has more than 15 such FDA-approved products on the market. It also sells kits to diagnose infectious diseases and measure components of human and animal blood.

                             ---------------------

                           FDA APPROVES HEMAGEN TESTS

    WALTHAM, Mass.-Hemagen Diagnostics Inc. said it received approval from the Food and Drug Administration to market three kits that detect an autoimmune disease called antophospholipid syndrome, which causes blood coagulation in some organs.

    The company's stock more than doubled to $2.125 in Nasdaq Stock Market trading amid a broad market rally. The Wall Street Journal, Tuesday, September 7, 1999.

SUPPORT YOUR CURRENT BOARD OF DIRECTORS AND MANAGEMENT TEAM AS THEY CONTINUE TO IMPLEMENT THEIR BUSINESS PLAN AND WORK TO INCREASE SHAREHOLDER VALUE. SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT REVOCATION CARD.

    If you have previously signed a WHITE consent card and wish to change your vote, you have every right to do so. Just sign, date and return the enclosed BLUE consent revocation card in the envelope provided.

    Thank you for your continued support.

Sincerely,

     [SIGNATURE]

Carl Franzblau

President, Chief Executive Officer

and Chairman of the Board
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                            PARTICIPANT INFORMATION

    Certain Information Concerning Participants, Hemagen Diagnostics, Inc. and certain other persons named below may be deemed to be "participants" in the solicitation of revocations of consents in response to the proposed consent solitication by the Shareholder Group. The participants may include the directors of Hemagen as well as the officers listed below. Carl Franzblau, Ph.D. is the Chairman of the Board of Directors, Chief Executive Officer, President and Secretary of Hemagen. Dr. Franzblau beneficially owns 719,021 shares of Hemagen common stock, including 314,511 shares owned by Dr. Franzblau's spouse, options to purchase 20,000 shares, and options to purchase 40,000 shares exercisable by Dr. Franzblau's spouse. Dr. Franzblau disclaims beneficial ownership over all shares held by his spouse. Ricardo M. de Oliveira, M.D., is the Vice President of Research and Development and a Director of Hemagen. Dr. de Oliveira beneficially owns 345,684 shares of Hemagen's common stock, including options to purchase 10,000 shares, and 40,014 shares held by Dr. de Oliveira's spouse. Alan S. Cohen, M.D. is a Director of Hemagen. Mr. Cohen beneficially owns 148,705 shares of Hemagen common stock. Lawrence Gilbert is a Director of Hemagen. Mr. Gilbert beneficially owns 118,687 shares of Hemagen common stock, of which 44,000 are held by his spouse. Mr. Gilbert disclaims beneficial ownership over all shares held by his spouse. Paul N. Fruitt is a Director of Hemagen. Mr. Fruitt beneficially owns 8,000 shares of Hemagen common stock. Charles W. Smith is a director of Hemagen. Mr. Smith beneficially owns 146,659 shares of Hemagen common stock. Myrna Franzblau is the Treasurer and Director of Human Resources of Hemagen, and the spouse of Dr. Carl Franzblau. Ms. Franzblau beneficially owns 719,021 shares of Hemagen common stock, including 344,510 shares owned by Ms. Franzblau's spouse, options to purchase 40,000 shares, and options to purchase 20,000 shares exercisable by Ms. Franzblau's spouse. Ms. Franzblau disclaims beneficial ownership over all shares held by her spouse. William Franzblau is the Chief Financial Officer and General Counsel of Hemagen. Mr. Franzblau beneficially owns 94,890 shares of Hemagen common stock including options to purchase 30,000 shares.
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If you have any question or need assistance in completing the BLUE consent revocation card, please contact:

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                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)

                                       or

                         CALL TOLL-FREE (800) 322-2885